UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2006 (February 10, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective with the resignation of Tom L. Ward, as discussed below in Item 5.02, and in consideration and recognition of Mr. Ward’s long-standing service and significant contributions to Chesapeake Energy Corporation (“Chesapeake”), Chesapeake and Mr. Ward entered into a Resignation Agreement dated February 10, 2006. The Resignation Agreement is attached hereto as exhibit 10.2.5.

The Resignation Agreement provides for Mr. Ward’s resignation from his employment and directorship with Chesapeake and his positions as an officer, director and/or manager of any Chesapeake subsidiary. In addition, Mr. Ward agrees to act as a consultant to Chesapeake for a period of six months from the effective date of the Resignation Agreement (the “Consulting Period”) to assist in the transition of his responsibilities.

During the Consulting Period, Mr. Ward will receive no cash compensation but will be provided support staff for personal administrative and accounting services together with access to the company’s aircraft in accordance with historical practices. The compensation value attributable to these benefits for the Consulting Period is estimated not to exceed $400,000 in the aggregate. Mr. Ward is permitted by the Resignation Agreement to employ support staff personnel that report directly to Mr. Ward.

The Resignation Agreement further provides for the immediate vesting of all of Mr. Ward’s unvested stock options and restricted stock on February 10, 2006. As a result of such vesting, options to purchase 724,615 shares of Chesapeake’s common stock at an average exercise price of $8.01 per share and 1,291,875 shares of restricted common stock became immediately vested. The estimated Black-Scholes value of these stock options was approximately $15.7 million and the fair market value of the previously restricted common stock was approximately $38.3 million as of February 10, 2006. Mr. Ward will have until May 10, 2006 to exercise these and all other stock options granted to him by the company.

On February 15, 2006, the Compensation Committee of the Board of Directors set Steven C. Dixon’s annual salary at $625,000 effective February 15, 2006. Mr. Dixon’s appointment as Executive Vice President – Operations and Chief Operating Officer of the company is discussed below in Item 5.02.

Item 1.02 Termination of a Material Definitive Agreement.

Effective with the resignation of Tom L. Ward, as discussed below in Item 5.02, the Fourth Amended and Restated Employment Agreement dated July 1, 2005 between Tom L. Ward and Chesapeake Energy Corporation was terminated on February 10, 2006. The agreement provided for Mr. Ward’s full-time employment as Chesapeake’s President and Chief Operating Officer of the company. In accordance with the terms of the agreement, upon Mr. Ward’s resignation, neither Chesapeake nor Mr. Ward has any further obligations thereunder including, without limitation, any obligation of Chesapeake to provide any further payments or benefits to Mr. Ward after the effective date of such resignation. See, however, Item 1.01 above which describes benefits (support staff and aircraft usage) extended during the Consulting Period pursuant to the Resignation Agreement.

Under the non-competition provisions of his employment agreement, Mr. Ward is prohibited from competing with the company in certain respects. For a period of six months, Mr. Ward is not permitted to directly or indirectly acquire or attempt to acquire (or aid another person in such activities) any oil and gas interests within any spacing unit in which Chesapeake owns an oil and gas interest on the date of Mr. Ward’s resignation. The foregoing restriction does not apply to certain activities described in Mr. Ward’s employment agreement, including existing interests, interests acquired under the FWPP (as defined below) and mineral interests acquired in connection with the acquisition of the surface estate. In addition, except as provided in the Resignation Agreement with respect to his direct support staff, Mr. Ward will not solicit, induce, entice or attempt to entice any employee, contractor, customer, vendor or subcontractor to terminate or breach any relationship with Chesapeake or its affiliates for Mr. Ward’s own account or for the benefit of another party.

The Chesapeake Energy Corporation Founder Well Participation Program (the “FWPP”) currently permits Mr. Ward to acquire an interest in the governmental, spacing or production unit for each grass roots well in which any of Chesapeake’s subsidiaries participates as a working interest owner. Under the terms of the FWPP, Mr. Ward’s right to participate in the FWPP will terminate at the same time the non-competition covenants in his employment agreement expire, which is six months after his resignation or August 10, 2006. Mr. Ward will retain all working interests he has acquired pursuant to the FWPP and under participation provisions in prior employment agreements. Mr. McClendon's right to participate in the FWPP is independent of Mr. Ward's and will reamin in effect after Mr. Ward's participation rights have terminated.

During his employment with Chesapeake, Mr. Ward participated in Chesapeake’s 401(k) profit sharing plan and its 401(k) make-up plan pursuant to which he elected to defer receipt of compensation previously earned and reported in Chesapeake’s respective proxy statements for the applicable periods. As a result of his compensation deferrals and company matching contributions, Mr. Ward is currently entitled to (i) 49,203 shares of Chesapeake common stock with a fair market value of approximately $1.5 million pursuant to the Chesapeake 401(k) profit sharing plan and (ii) a lump sum payment of approximately $1.8 million, $452,000 of which represents the fair market value of 15,255 shares of Chesapeake common stock, pursuant to the Chesapeake 401(k) make-up plan as of his resignation date.

The benefits to which Mr. Ward is entitled upon termination of employment are subject to the terms of the applicable plan. This summary of benefits is qualified in its entirety by reference to such plans, copies of which are filed as exhibits to this report and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 10, 2006, Tom L. Ward, Chesapeake’s President, Chief Operating Officer and a director resigned pursuant to the Resignation Agreement described above under Item 1.01 in order to devote more time to other interests, including advocacy for neglected children, and various business ventures. Mr. Ward has been Chesapeake’s President, Chief Operating Officer and a director since 1989 when he and Aubrey K. McClendon, Chesapeake’s Chairman and Chief Executive Officer, founded the company’s predecessors.

In conjunction with Mr. Ward’s resignation, Chesapeake’s Board of Directors has appointed Steven C. Dixon, 47, as Executive Vice President – Operations and Chief Operating Officer effective February 13, 2006. Mr. Dixon has been Chesapeake’s Senior Vice President – Production since 1995 and served as Vice President – Exploration from 1991 to 1995. Mr. Dixon was a self-employed geological consultant in Wichita, Kansas from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.

Mr. Dixon’s current employment agreement, dated July 1, 2003, is attached hereto as exhibit 10.2.4 and is effective through September 30, 2006. Such agreement provides for Mr. Dixon to receive an annual base salary of not less than $325,000 and requires him to hold not less than 10,000 shares of Chesapeake’s common stock throughout the term of the agreement. His annual base salary as of the date of his appointment was $600,000. As discussed in Item 1.01 above, effective February 15, 2006, Mr. Dixon’s annual salary is $625,000. Mr. Dixon’s employment agreement further provides him eligibility for bonuses, stock-based compensation and other benefits. The Company may terminate its employment agreement with Mr. Dixon at any time without cause; however, upon such termination he is entitled to continue to receive base compensation (defined as his base salary on the date of termination) and benefits for 180 days. Mr. Dixon’s employment agreement further provides that if, during the term of the agreement, there is a change of control, he will be entitled to a severance payment in an amount equal to 200% of the sum of (i) his base salary as of the date of the change of control and (ii) annual bonus compensation paid to him during the twelve month period immediately prior to the change of control. The right to such compensation is subject to his continued compliance with the terms of the employment agreement.

The press release announcing Mr. Ward’s resignation and Mr. Dixon’s appointment is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

10.1.15.1	Chesapeake Energy Corporation 401(k) Make-Up Plan – 2005. Incorporated herein by reference to Exhibit 10.1.15.1 to Chesapeake’s annual report on Form 10-K for the year ended December 31, 2004.
10.2.2

Fourth Amended and Restated Employment Agreement dated as of July 1, 2005 between Tom L. Ward and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.2 to Chesapeake’s current report on Form 8-K filed June 16, 2005.

10.2.4	Employment Agreement dated as of July 1, 2003 between Steven C. Dixon and Chesapeake Energy Corporation.
10.2.5	Resignation Agreement dated as of February 10, 2006 between Tom L. Ward and Chesapeake Energy Corporation.
10.2.6

Chesapeake Energy Corporation Founder Well Participation Program. Incorporated herein by reference to Exhibit B to Chesapeake’s definitive proxy statement for its 2005 annual meeting of shareholders filed April 29, 2005.

99.1	Press Release dated February 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	February 15, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

10.1.15.1	Chesapeake Energy Corporation 401(k) Make-Up Plan – 2005. Incorporated herein by reference to Exhibit 10.1.15.1 to Chesapeake’s annual report on Form 10-K for the year ended December 31, 2004.
10.2.2

Fourth Amended and Restated Employment Agreement dated as of July 1, 2005 between Tom L. Ward and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.2 to Chesapeake’s current report on Form 8-K filed June 16, 2005.

10.2.4	Employment Agreement dated as of July 1, 2003 between Steven C. Dixon and Chesapeake Energy Corporation.
10.2.5	Resignation Agreement dated as of February 10, 2006 between Tom L. Ward and Chesapeake Energy Corporation.
10.2.6

Chesapeake Energy Corporation Founder Well Participation Program. Incorporated herein by reference to Exhibit B to Chesapeake’s definitive proxy statement for its 2005 annual meeting of shareholders filed April 29, 2005.

99.1	Press Release dated February 13, 2006.